EXHIBIT 10.38
AGREEMENT AND RELEASE
This Agreement and Release ("Agreement") is made by and between Sanmina-SCI Corporation, for itself and on behalf of all its subsidiaries and affiliates, hereinafter referred to as the “Company,” and Hari Pillai, hereinafter referred to as “Employee” and is dated as of May 5, 2011 (the “Effective Date”).
WHEREAS, Employee has been employed by the Company for over 16 years; and
WHEREAS, the Company and Employee have mutually agreed to voluntarily terminate their employment relationship in the future and to provide for certain payment of benefits and releases of claims;
NOW THEREFORE, in consideration of the mutual promises made herein, the Company and Employee (collectively referred to as the “Parties”) hereby agree as follows:
Termination of Employment and Severance Benefits.

(a)	Employee's employment with the Company shall terminate voluntarily at close of business on May 5, 2013 (the “Termination Date”), subject to early termination as provided in subsection (f) below.

(b)
As of the Effective Date, Employee's position shall be changed from “President and Chief Operating Officer” to “Advisor to the Chief Executive Officer.” In that capacity, Employee shall perform such duties as are assigned to him by the Company, including, but not limited to, the duties set forth on Exhibit A hereto.

(c)
Within 10 days of the Effective Date, the Company shall pay Employee a lump-sum payment of $300,000 plus payment of all of Employee's accrued, but unused vacation. During Employee's remaining term of employment with the Company, Employee shall be paid a salary of $335,000 per annum per the Company's normal payroll processes. Subject to subsections (f) and (g) below, Employee shall be entitled to receive a lump-sum payment of $100,000 following the Termination Date.

(d)
The stock options and restricted stock units granted to Employee by the Company and listed on Exhibit B hereto shall continue to vest and remain exercisable in accordance with their terms, but only to the extent set forth in the column entitled “Maximum Number of Additional Shares that may vest” on Exhibit B (the “Continuing Equity Grants”). Other than the Continuing Equity Grants, all outstanding stock options and restricted stock units granted to Employee by the Company shall terminate and be canceled as of the date of this Agreement. For the avoidance of doubt, the stock options and restricted stock units being canceled hereby are listed on Exhibit C hereto (the “Terminated Equity Grants”). Notwithstanding the foregoing, in the event (i) the Company terminates Employee's employment prior to the Termination Date (other than as a result of Employee's breach of this Agreement) or (ii) a successor-in-interest of the Company fails to assume all of the obligations of the Company under this Agreement, the Continuing Equity Grants shall immediately vest to the maximum extent provided in Exhibit B hereto.

(e)
Employee shall notify the Company in writing promptly of his intent to accept any offer of full~~-~~time employment or consulting. Subject to subsection (f) below, if Employee accepts another offer of full-time employment prior to the Termination Date, the Company shall continue to make the payments specified in subsection (c) above and the vesting of the Continuing Equity Grants shall continue as set forth in subsection (d) above.

(f)
Employee's employment with the Company shall terminate, the Company shall not make any additional payments under subsection (c) and vesting of the Continuing Equity Grants shall cease on the date Employee becomes employed by or consults with, on a full or part-time basis (i) any of the following six companies or their affiliates: (1) Flextronics International Ltd., (2) Celestica, Inc., (3) Jabil Circuit, Inc., (4) Foxconn (Hon Hai); (5) Benchmark Electronics, Inc. or (6) Plexus Corp. or (ii) any customer of the Company, whether existing at the time of this Agreement or thereafter, whose trailing twelve months' payments to the Company are $100 million or more, unless, prior to the commencement of such employment or consulting, the General Counsel of the Company waives this provision in writing.

(g)	If payable, the $100,000 lump-sum payment referred to in subsection (c) above shall be made within ten business days of Employee's execution of the release attached hereto as Exhibit D, which release shall be executed by Employee within five business days of the Termination Date.

(h)	Through the Termination Date, Employee shall remain eligible to participate in the Company's health insurance plan.

(i)	Employee shall be deemed to have undergone a separation from service for purposes of the Sanmina-SCI Corporation Deferred Compensation Plan as of the Effective Date.

(j)
All payments made by the Company under this Agreement shall be subject to applicable withholding obligations of the Company, including without limitation, obligations to withhold for federal, state and local income and employment taxes. The dollar amount of the group premiums paid by the Company for health insurance benefits prior to the Termination Date shall be included in the Employee's reported gross income for such period.

(k)
At the request of the Company, Employee shall execute any additional documents necessary to effectuate his change of status and resignation, including documents needed to effect his resignation or removal from positions he may hold with the Company's subsidiaries.

(l)
Prior to the Termination Date, Employee shall comply with all Company policies, including, but not limited to, the Insider Trading Policy. Employee understands he will be designated as a “Designated Insider” under such policy for a period of six months from the Effective Date.

(m)
Within 15 days of the Effective Date, the Company shall transfer the phone number for Employee's employer-provided mobile phone to the service provider designated by Employee, but will not be responsible for payment of any ongoing monthly fees for mobile phone service.

No Other Benefits; Termination of Change in Control Benefit Agreement.
(a)    Other than set forth above, Employee shall not be entitled to participate in any Company employee benefit plans or programs following the Effective Date. By way of example and not limitation:
(i)    Employee shall not accrue or be entitled to any vacation or holiday pay that has not accrued and become payable as of the Effective Date;

(i)
The Company shall not pay any further premiums on the Employee's special executive life insurance policy. Employee shall be responsible to pay future premiums on such policy. If necessary, the Company shall take all actions required in order to transfer ownership of such policy to Employee;

(iii)    Employee shall not be eligible to participate in the Sanmina-SCI Corporation Deferred Compensation Plan or the 401(k) plan; and
(iv)    Employee shall not be entitled to participate in or receive a bonus during his remaining period of employment.
(b)    The Parties agree that the Change in Control Benefit Agreement between Employee and the Company dated February 22, 2010 is hereby terminated and of no further force or effect.
3. Employer Property/Non Disclosure of Confidential Business Information. Employee shall continue to maintain the confidentiality of all confidential and proprietary information of the Company and shall continue to comply with the terms and conditions of the Proprietary Information and Inventions Agreement dated June 10, 1994 and the Sanmina Corporation Proprietary Information Agreement dated April 1, 1995. On the Termination Date, Employee shall immediately return all the Company property, and confidential and proprietary information that is in his possession.

4. Mutual non-disparagement. Neither Employee nor the Company shall make any disparaging, negative or untrue statements about the other, including, without limitation, statements about the Company, its products, officers, directors, employees or business affairs.

5. Payment of Salary. Employee acknowledges and represents that the Company has paid all salary, bonus, wages,

equity and any and all other benefits due to Employee as of the Effective Date of this Agreement (other than payment of salary accrued through the Effective Date payable by the Company in arrears).

6. General Release of Claims. Employee, on behalf of Employee, Employee's heirs, executors, administrators, representatives, successors and assigns knowingly and voluntarily releases and forever discharges the Company, including its parent corporation, affiliates, subsidiaries, divisions, predecessors, insurers, successors and assigns, and their current and former employees, attorneys, officers, directors and agents thereof, both individually and in their business capacities, and their employee benefit plans and programs and their administrators and fiduciaries (collectively, the “Released Parties”), to the full extent permitted by law, of and from any and all claims, known and unknown, asserted and unasserted, which Employee has or may have against the Released Parties as of the date of execution of this Agreement including, but not limited to, any alleged violation of:
(a)    Title VII of the Civil Rights Act of 1964;
(b)    The Civil Rights Act of 1991;
(c)    Sections 1981 through 1988 of Title 42 of the United States Code, as amended;
(d)    The Employee Retirement Income Security Act of 1974 (“ERISA”) (except for any vested benefits under any tax qualified benefit plan);
(e)    The Immigration Reform and Control Act;
(f)    The Americans with Disabilities Act of 1990;

(g)    The Age Discrimination in Employment Act of 1967 (“ADEA”);
(h)    The Workers Adjustment and Retraining Notification Act;

(i)    The Occupational Safety and Health Act;

(j)    The Sarbanes-Oxley Act of 2002;

(k)    The Fair Credit Reporting Act;

(l)    The Family and Medical Leave Act;

(m)    The Equal Pay Act;

(n)    California Family Rights Act - Cal. Gov't Code § 12945.2 et seq.;

(o)    California Fair Employment and Housing Act - Cal. Gov't Code § 12900 et seq.;

(p)    California Unruh Civil Rights Act - Cal. Civ. Code § 51 et seq.;

(q)    California Sexual Orientation Bias Law - Cal. Lab. Code § 1101 et seq.;

(r)    California Confidentiality of Medical Information - Cal. Civ. Code § 56 et seq.;

(s)    California Parental Leave Law - Cal. Lab. Code § 230.7 et seq.;

(t)    California Wage Payment Act;

(u)    California Equal Pay Law - Cal. Lab. Code § 1197.5 et seq.;

(v)    California Whistleblower Protection Law - Cal. Lab. Code § 1102-5(a) to (c);

(w)    The California Occupational Safety and Health Act, as amended, California Labor Code § 6300 et seq., and any applicable regulations thereunder;

(x)    California Consumer Reports: Discrimination Law - Cal. Civ. Code § 1786.10 et seq.;

(y)    Those other provisions of the California Labor Code that lawfully may be released;

(z)    Any other federal, state or local civil or human rights law or any other federal, state or local law, regulation or ordinance;

(aa)    Any public policy, contract, tort or common law; or

(ab)    Any basis for recovering costs, fees or other expenses including attorneys' fees incurred in these matters.

Notwithstanding the foregoing, the Parties agree that this general release does not apply to any claims Employee may have for worker's compensation benefits, unemployment insurance or indemnification as provided by the Company's Certificate of Incorporation and Bylaws, each as amended, the Indemnification Agreement (as defined in Section 10 below), state law as well as any other claims that cannot lawfully be released.
If any claim is not subject to release, to the extent permitted by law, Employee waives any right or ability to be a class or collective action representative or to otherwise participate in any putative or certified class, collective or multi-party action or proceeding based on such a claim in which the Company or any of the other Released Parties identified in this Agreement is a party.
7. Acknowledgment of Waiver of Claims under ADEA. Employee acknowledges that he is waiving and releasing any rights he may have under the Age Discrimination in Employment Act of 1967 ("ADEA") and that this waiver and release is knowing and voluntary. Employee acknowledges that the consideration given for this waiver and release is in addition to anything of value to which Employee was already entitled. Employee further acknowledges that he has been advised by this writing that (a) he should consult with an attorney prior to executing this Agreement; (b) Employee has twenty-one (21) days within which to consider this Agreement from the date Employee received the Agreement; (c) he has seven (7) days following the execution of this Agreement by the parties to revoke the Agreement; (d) in the event Employee wishes to revoke the Agreement, he must submit such revocation in writing and deliver to David Pulatie, Executive Vice President, Global Human Resources within seven (7) days following his signing of the Agreement; and (e) this Agreement shall not be effective until the revocation period has expired.

8. Waiver of California Civil Code Section 1542. To effect a full and complete general release as described above, Employee expressly waives and relinquishes all rights and benefits of section 1542 of the Civil Code of the State of California, and does so understanding and acknowledging the significance and consequence of specifically waiving section 1542. Section 1542 of the Civil Code of the State of California states as follows:
A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.
Thus, notwithstanding the provisions of section 1542, and to implement a full and complete release and discharge of the Released Parties, Employee expressly acknowledges this Agreement is intended to include in its effect, without limitation, all claims Employee does not know or suspect to exist in Employee's favor at the time of executing this Agreement, and that this Agreement contemplates the extinguishment of any such claims. Employee warrants Employee has read this Agreement, including this waiver of California Civil Code section 1542, and that Employee has consulted with or had the opportunity to consult with counsel of Employee's choosing about this Agreement and specifically about the waiver of section 1542, and that Employee understands this Agreement and the section 1542 waiver, and so Employee freely and knowingly enters into this Agreement. Employee further acknowledges that Employee later may discover facts different from or in addition to those Employee now knows or believes to be true regarding the matters released or described in this Agreement, and even so Employee agrees that the releases and agreements contained in this Agreement shall remain effective in all respects notwithstanding any later discovery of any different or additional facts. Employee expressly assumes any and all risk of any mistake in connection with the true facts involved in the matters, disputes or controversies released or described in this Agreement or with regard to any facts now unknown to Employee relating thereto.
9. No Pending or Future Lawsuits. Employee represents that he has no lawsuits, claims, or actions pending in his name, or on behalf of any other person or entity, against the Company or any other person or entity referred to herein. Employee also represents that he does not intend to bring any claims on his own behalf or on behalf of any other person or entity against the Company or any other person or entity referred to herein.
10. Employee Indemnification. The Company and Employee acknowledge the existence of that certain indemnification agreement between the Company and Employee dated June 19, 2009 (the “Indemnification Agreement”), which agreement shall continue in full force and effect after the date hereof.
11. Breach of Agreement. If Employee materially breaches any provision of this Agreement, including taking any legal action to terminate or otherwise avoid this Agreement, the Company shall discontinue any payments due under this Agreement. In addition, if either party materially breaches this Agreement, including taking any legal action to terminate or otherwise avoid this Agreement, the other party may take any equitable action that it deems necessary to enforce its rights under this Agreement. The prevailing party in any such action shall be entitled to payment of its reasonable costs and expenses (including reasonable attorneys' fees).
12. Solicitation. Through the Termination Date and for a period of one (1) year thereafter, Employee shall not, directly or indirectly, or by action in concert with others, influence, induce or seek to influence or induce any person who (a) is employed by or engaged as an agent or independent contractor with the Company or (b) is a customer of or supplier to the Company to terminate or adversely modify his, her or its relationship with the Company without the consent of Company's Executive Vice President Global Human Resources.
13. No Admission of Liability. The Parties understand and acknowledge that this Agreement constitutes a compromise and settlement of disputed claims. No action taken by the Parties hereto, or either of them, either previously or in connection with this Agreement shall be deemed or construed to be (a) an admission of the truth or falsity of any claims heretofore made or (b) an acknowledgment or admission by either party of any fault or liability whatsoever to the other party or to any third party.
14. Governing Law. This Agreement is made and entered into in the State of California, and shall in all respects be interpreted, enforced and governed under California law.
15. Final and Binding Arbitration. Subject to Section 11 above, the Company and Employee agree that any dispute, controversy or claim between the parties arising out of or relating to this Agreement, or any breach or asserted breach thereof, shall be determined and settled by arbitration in San Jose, California. Such arbitration shall be conducted under the Commercial Arbitration Rules of the American Arbitration Association, which are incorporated herein by reference. The parties shall share the cost of the arbitrator's fees equally. The prevailing party, as that term is defined in California Code of Civil Procedure § 1032, in such arbitration shall be entitled to its reasonable costs and expenses (including reasonable attorneys' fees) in such arbitration as part of the award. Judgment on the award may be entered in any court having jurisdiction thereof, and the parties specifically reserve all rights to appeal such judgment as if it were rendered in a court-of-law.
16. Authority. The Company represents and warrants that the undersigned has the authority to act on behalf of the Company and to bind the Company and all who may claim through it to the terms and conditions of this Agreement and Employee represents and warrants that he has the capacity to act on his own behalf and on behalf of all who might claim through him to bind them to the terms and conditions of this Agreement. Each Party warrants and represents that there are no liens or claims of lien or assignments in law or equity or otherwise against any of the claims or causes of action released herein.
17. No Representations. Each party represents that it has had the opportunity to consult with an attorney, and has carefully read and understands the scope and effect of the provisions of this Agreement. Neither party has relied upon any representations or statements made by the other party hereto which are not specifically set forth in this Agreement.
18. Assignment. Employee's rights and obligations under this Agreement shall not be assignable by Employee. The Company's rights and obligations under this Agreement shall be assignable by the Company.
19. Successors. This Agreement shall be binding upon and inure to the benefit of, and shall be enforceable by, Employee and the Company, their respective heirs, executors, administrators and assigns. In the event the Company is merged, consolidated, liquidated by a parent corporation, or otherwise combined into one or more corporations, the provisions of this Agreement shall be binding upon and inure to the benefit of the parent corporation or the corporation resulting from such merger or to which the assets shall be sold or transferred, which corporation from and after the date of such merger, consolidation, sale or transfer shall be deemed to be the Company for purposes of this Agreement.
20. Headings. The headings of sections herein are included solely for convenience of reference and shall not control the meaning or interpretation of any of the provisions of this Agreement.
21. Severability. In the event that any provision hereof becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision.
22. Entire Agreement. This Agreement represents the entire agreement and understanding between the Company and

Employee concern-ing Employee's separation from the Company, and supersedes and replaces any and all prior agreements and understandings concerning Employee's relationship with the Company and his compensation by the Company, but excluding the Confidentiality Agreement and the Indemnification Agreement.
23. No Oral Modification. This Agreement may only be amended in writing signed by Employee and the Company's Executive Vice President Global Human Resources.
24. Notices. Notices shall be given under this Agreement by facsimile or overnight courier and shall be deemed received upon confirmation of delivery to the following addresses: (a) if to the Company, Sanmina-SCI Corporation, 2700 North First Street, San Jose, CA 95134, facsimile: (408) 964-3888; and (b) if to Employee, at the address on file with the Company as Employee may change with written notice to the Company from time to time.
25. Publicity. Employee acknowledges that the Company is required to disclose, and shall disclose, the material terms of this Agreement to the Securities and Exchange Commission and that a copy of this Agreement shall be filed with the Commission.
26. Effective Date. This Agreement is effective on the eighth (8th) day after it has been signed by both Parties.
27. Counterparts. This Agreement may be executed in counter-parts, and each counterpart shall have the same force and effect as an original and shall constitute an effective, binding agreement on the part of each of the undersigned.
28. Voluntary Execution of Agreement. This Agreement is executed voluntarily and without any duress or undue influence on the part or behalf of the Parties hereto, with the full intent of releasing all claims. The Parties acknowledge that:
(a)        They have read this Agreement;
(b)    They have been represented in the preparation, negotiation, and execution of this Agreement by legal counsel of their own choice or that they have voluntarily declined to seek such counsel;
(c)    They understand the terms and consequences of this Agreement and of the releases it contains;
(d)    They are fully aware of the legal and binding effect of this Agreement.
IN WITNESS WHEREOF, the Parties have executed this Agreement on the respective dates set forth below.
SANMINA-SCI CORPORATION

Dated: May 5, 2011             By: /s/ David Pulatie
David Pulatie
Executive Vice President, Global Human Resources

Dated: May 5, 2011                 /s/ Hari Pillai
Hari Pillai
EXHIBIT A

EMPLOYEE DUTIES

Employee shall provide assistance and support to management relating to those customer relationships and contracts of which he has knowledge.  He will also assist management in connection with investigations (whether governmental or internal) and disputes, if any, including, but not limited to, assisting with litigation.  Such litigation assistance may entail appearing at depositions, pre-trial meetings and conferences and trial, if applicable. Employee shall use his best efforts in providing such assistance, including cooperating with in-house and external counsel to the Company and shall in all cases provide only truthful information that does not omit any material facts needed to be disclosed in order to make such information not misleading.
Employee shall perform such other transition projects as shall be directed by the Chief Executive Officer of the Company.
If requested, Employee shall provide such reports or other documentary evidence of his work for the Company.

EXHIBIT B

CONTINUING EQUITY GRANTS

Type of Grant	Grant Number	Grant Date	Exercise Price	Maximum Additional Number of Shares that may vest
Stock Options	175,736	11/17/2008	$2.94	27,777
	NO167872	8/17/2009	$4.45	34,444
	NO168071	11/15/2010	$11.23	33,333
	173,997	11/15/2007	$11.88	58,333*
Restricted Stock Units	RS168099	11/15/2010	N/A	25,000
	RS167939	11/16/2009	N/A	5,000
* 58,333 shares are vested and outstanding as of the Effective Date.
EXHIBIT C

TERMINATED EQUITY GRANTS

Type of Grant	Grant Number	Grant Date	Exercise Price	Number of Shares Granted
Stock Options	16,085	7/31/2002	$24.42	2,917
	16,086	7/31/2002	$24.42	22,083
	162,948	10/10/2003	$62.88	33,333
	167,334	10/27/2004	$44.58	25,000
	172,430	10/24/2005	$22.44	19,651
	172,431	10/24/2005	$22.44	5,349
	X01182	9/12/2003	$53.10	550
	X01183	9/12/2003	$53.10	9,659
	X01184	9/12/2003	$53.10	2,203
	X01185	9/12/2003	$53.10	3,995
	X01186	9/12/2003	$53.10	8,288
	X01187	9/12/2003	$53.10	462
	XC1182	9/12/2003	$61.62	707
	XC1183	9/12/2003	$61.62	12,418
	XC1184	9/12/2003	$61.62	4,308
	XC1185	9/12/2003	$61.62	3,661
	XC1186	9/12/2003	$61.62	10,656
	XC1187	9/12/2003	$61.62	594
Restricted Stock Units	RS167939	11/16/2009	N/A	95,000*
* Portion of grant not considered a Continuing Equity Grant as set forth in Exhibit B above. EXHIBIT D

FORM OF RELEASE TO BE SIGNED ON TERMINATION DATE

This release (“Release”) is made pursuant to Section 1(g) of that certain Agreement and Release between Sanmina-SCI Corporation (the “Company”) and the undersigned dated May 5, 2011 (“Agreement and Release”). Capitalized terms not defined herein shall have the same meanings contained in the Agreement and Release.

1. Employee, on behalf of Employee, Employee's heirs, executors, administrators, representatives, successors and assigns knowingly and voluntarily releases and forever discharges the Company, including its parent corporation, affiliates, subsidiaries, divisions, predecessors, insurers, successors and assigns, and their current and former employees, attorneys, officers, directors and agents thereof, both individually and in their business capacities, and their employee benefit plans and programs and their administrators and fiduciaries (collectively, the “Released Parties”), to the full extent permitted by law, of and from any and all claims, known and unknown, asserted and unasserted, which Employee has or may have against the Released Parties as of the date of execution of this Release including, but not limited to, any alleged violation of:
(a)    Title VII of the Civil Rights Act of 1964;
(b)    The Civil Rights Act of 1991;
(c)    Sections 1981 through 1988 of Title 42 of the United States Code, as amended;
(d)    The Employee Retirement Income Security Act of 1974 (“ERISA”) (except for any vested benefits under any tax qualified benefit plan);
(e)    The Immigration Reform and Control Act;
(f)    The Americans with Disabilities Act of 1990;

(g)    The Age Discrimination in Employment Act of 1967 (“ADEA”);
(h)    The Workers Adjustment and Retraining Notification Act;

(i)    The Occupational Safety and Health Act;

(j)    The Sarbanes-Oxley Act of 2002;

(k)    The Fair Credit Reporting Act;

(l)    The Family and Medical Leave Act;

(m)    The Equal Pay Act;

(n)    California Family Rights Act - Cal. Gov't Code § 12945.2 et seq.;

(o)    California Fair Employment and Housing Act - Cal. Gov't Code § 12900 et seq.;

(p)    California Unruh Civil Rights Act - Cal. Civ. Code § 51 et seq.;

(q)    California Sexual Orientation Bias Law - Cal. Lab. Code § 1101 et seq.;

(r)    California Confidentiality of Medical Information - Cal. Civ. Code § 56 et seq.;

(s)    California Parental Leave Law - Cal. Lab. Code § 230.7 et seq.;

(t)    California Wage Payment Act;

(u)    California Equal Pay Law - Cal. Lab. Code § 1197.5 et seq.;

(v)    California Whistleblower Protection Law - Cal. Lab. Code § 1102-5(a) to (c);

(w)    The California Occupational Safety and Health Act, as amended, California Labor Code § 6300 et seq., and any applicable regulations thereunder;

(x)    California Consumer Reports: Discrimination Law - Cal. Civ. Code § 1786.10 et seq.;

(y)    Those other provisions of the California Labor Code that lawfully may be released;

(z)    Any other federal, state or local civil or human rights law or any other federal, state or local law,

regulation or ordinance;

(aa)    Any public policy, contract, tort or common law; or

(bb)    Any basis for recovering costs, fees or other expenses including attorneys' fees incurred in these matters.

Notwithstanding the foregoing, the Parties agree that this general release does not apply to any claims Employee may have for worker's compensation benefits, unemployment insurance or indemnification as provided by the Company's Certificate of Incorporation and Bylaws, each as amended, the Indemnification Agreement (as defined in Section 10 of the Agreement and Release), state law as well as any other claims that cannot lawfully be released.
If any claim is not subject to release, to the extent permitted by law, Employee waives any right or ability to be a class or collective action representative or to otherwise participate in any putative or certified class, collective or multi-party action or proceeding based on such a claim in which the Company or any of the other Released Parties identified in this Release is a party.
2. Acknowledgment of Waiver of Claims under ADEA. Employee acknowledges that he is waiving and releasing any rights he may have under the Age Discrimination in Employment Act of 1967 ("ADEA") and that this waiver and release is knowing and voluntary. Employee acknowledges that the consideration given for this waiver and release is in addition to anything of value to which Employee was already entitled. Employee further acknowledges that he has been advised by this writing that (a) he should consult with an attorney prior to executing this Release; (b) Employee has twenty-one (21) days within which to consider this Release from the date Employee received the Release; (c) he has seven (7) days following the execution of this Release by the parties to revoke the Release; (d) in the event Employee wishes to revoke the Release, he must submit such revocation in writing and deliver to David Pulatie, Executive Vice President, Global Human Resources within seven (7) days following his signing of the Release; and (e) this Release shall not be effective until the revocation period has expired.

3. Waiver of California Civil Code Section 1542. To effect a full and complete general release as described above, Employee expressly waives and relinquishes all rights and benefits of section 1542 of the Civil Code of the State of California, and does so understanding and acknowledging the significance and consequence of specifically waiving section 1542. Section 1542 of the Civil Code of the State of California states as follows:
A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.
Thus, notwithstanding the provisions of section 1542, and to implement a full and complete release and discharge of the Released Parties, Employee expressly acknowledges this Release is intended to include in its effect, without limitation, all claims Employee does not know or suspect to exist in Employee's favor at the time of executing this Release, and that this Release contemplates the extinguishment of any such claims. Employee warrants Employee has read this Release, including this waiver of California Civil Code section 1542, and that Employee has consulted with or had the opportunity to consult with counsel of Employee's choosing about this Release and specifically about the waiver of section 1542, and that Employee understands this Release and the section 1542 waiver, and so Employee freely and knowingly enters into this Release. Employee further acknowledges that Employee later may discover facts different from or in addition to those Employee now knows or believes to be true regarding the matters released or described in this Release, and even so Employee agrees that the releases and agreements contained in this Release shall remain effective in all respects notwithstanding any later discovery of any different or additional facts. Employee expressly assumes any and all risk of any mistake in connection with the true facts involved in the matters, disputes or controversies released or described in this Release or with regard to any facts now unknown to Employee relating thereto.
4. No Pending or Future Lawsuits. Employee represents that he has no lawsuits, claims, or actions pending in his name, or on behalf of any other person or entity, against the Company or any other person or entity referred to herein. Employee also represents that he does not intend to bring any claims on his own behalf or on behalf of any other person or entity against the Company or any other person or entity referred to herein.

SANMINA-SCI CORPORATION

Dated: __________, 2013     By ________________________________________
David Pulatie
Executive Vice President, Global Human Resources

Dated: __________, 2013             ___________________________________________
Hari Pillai